                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MERIT HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           MERIT HOLDING CORPORATION
                               5100 LAVISTA ROAD
                           TUCKER, GEORGIA 30085-0049
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999
                             ---------------------

     The Annual Meeting of Shareholders of Merit Holding Corporation (the "Company") will be held on Tuesday, May 11, 1999 at 10:00 a.m. at The Ashford Club, 10th Floor, 400 Perimeter Center Terrace, N.E., Atlanta, Georgia 30346, for the following purposes:

          (1) To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          J. Randall Carroll
                                          Chairman of the Board and
                                          Chief Executive Officer
Tucker, Georgia
April 2, 1999

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           MERIT HOLDING CORPORATION
                               5100 LAVISTA ROAD
                           TUCKER, GEORGIA 30085-0049

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 1999

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Merit Holding Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999, at 10:00 a.m. at the Ashford Club, 10th Floor, 400 Perimeter Center Terrace, N.E., Atlanta, Georgia 30346, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 2, 1999. The address of the principal executive offices of the Company is 5100 LaVista Road, Tucker, Georgia 30085.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates, but will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.

     Only shareholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of March 19, 1999, the Company had outstanding 4,777,316 shares of common stock, par value $2.50 per share. Each share of common stock issued and outstanding on such record date is entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 19, 1999 with respect to the ownership of the outstanding common stock of the Company by
(i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 6, and (iv) all directors and executive officers of the Company as a group:

                                                                   SHARES OF
NAME OF                                                          COMMON STOCK        PERCENT
BENEFICIAL OWNER                                             BENEFICIALLY OWNED(1)   OF TOTAL
----------------                                             ---------------------   --------
Lloyd M. Smith(2)..........................................         360,000             7.5%
John A. Williams(3)........................................         308,600             6.5
J. Randall Carroll(4)......................................         150,020             3.1
Michael E. Coles(5)........................................         197,016             4.1
Philip H. Ekern (6)........................................          14,933               *
Ronald H. Francis(7).......................................          53,205             1.1
Patrick H. Hickok(8).......................................          88,260             1.8
William L. Kane (9)........................................          32,620               *
Walter J. McCloud, II......................................          64,500             1.4
Martha Sue Watkins(10).....................................          21,480               *
Directors and Executive Officers as a Group (5 persons)....         500,281            10.4%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes stock options which are exercisable within 60 days. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 4,777,316 shares outstanding, except for certain parties who hold presently exercisable stock options. The percentages for those parties who hold presently exercisable stock options are based upon the sum of 4,777,316 shares plus the number of shares subject to presently exercisable stock options held by them, as indicated in the following notes.
 (2) All shares are owned by Mr. Smith as joint tenants with his wife. Mr. Smith's business address is 14270 Phillips Circle, Alpharetta, Georgia 30004.
 (3) Mr. Williams' business address is One Riverside, Suite 800, 4401 Northside Parkway, Atlanta, Georgia 30327.
 (4) Includes 145,000 shares owned jointly by Mr. Carroll and his wife.
 (5) Includes 6,035 shares owned by Mr. Coles' wife, with respect to which Mr. Coles disclaims beneficial ownership. Mr. Coles' address is 2450 Kirk Lane, Kennesaw, Georgia 30152.
 (6) Includes 14,129 shares subject to presently exercisable stock options.
 (7) Includes 35,540 shares subject to presently exercisable stock options, 1,439 shares owned jointly with Mr. Francis' wife, 1,001 shares held by Mr. Francis' daughter and 100 shares owned individually by Mr. Francis' wife.
 (8) Includes 23,400 shares held by Hickok's Irrevocable Trust for which Mr. Hickok is the Trustee and 700 shares held by Mr. Hickok's wife.
 (9) Includes 7,200 shares subject to presently exercisable stock options, 6,000 shares owned jointly by Mr. Kane and his wife and 200 shares owned by Mr. Kane as custodian for his two minor children.
(10) Includes 2,250 shares subject to presently exercisable stock options, 14,000 shares owned jointly by Mrs. Watkins and her husband, 750 shares owned jointly by Mrs. Watkins, her son and daughter-in-law, and 500 shares owned by Mrs. Watkins as custodian for her two minor granddaughters.

PENDING ACQUISITION

     On March 19, 1999, the Company entered into a letter of intent to merge with Synovus Financial Corp. Synovus is a Columbus, Georgia based multi-financial services company with $10.5 billion in assets, owning 36 banks serving communities throughout Georgia, Alabama, Florida and South Carolina. The letter of intent contemplates that Merit shareholders will receive 1.0529 shares of Synovus common stock for each share of Merit common stock owned. Consummation of the transaction is subject to the negotiation of a definitive agreement and prior approval by federal and state regulatory authorities and Merit shareholders. The transaction is expected to be completed in the third quarter of 1999.

     YOU ARE NOT BEING ASKED TO VOTE ON THE SYNOVUS TRANSACTION AT THIS TIME. WHEN AND IF A DEFINITIVE AGREEMENT IS ENTERED INTO, THE COMPANY CONTEMPLATES HOLDING A SPECIAL MEETING OF SHAREHOLDERS TO CONSIDER AND VOTE UPON THAT TRANSACTION. SEPARATE PROXY MATERIALS WILL BE PROVIDED WITH RESPECT TO SUCH A MEETING.

                                    ITEM ONE

                             ELECTION OF DIRECTORS

     The Board of Directors consists of five (5) members, all of whom stand for re-election at the Annual Meeting. Proxies received will be voted FOR the election of the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The five nominees receiving the affirmative vote of a plurality of all votes cast at the meeting by the holders of common stock will be elected. All of the nominees have been directors of the Company since November 1990, with the exception of Messrs. Cole and Francis, who have served as directors since December 1994. Members of the Board of Directors are elected annually to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

     The following persons have been nominated by management for election to the Board of Directors of the Company:

          J. RANDALL CARROLL, age 53, has served as Chairman of the Board, President and Chief Executive Officer of the Company and Mountain since November 1990 and June 1987, respectively. He relinquished the title of President of the Company upon the Company's acquisition of Charter Bank & Trust Co. ("Charter") on December 30, 1994. Mr. Carroll was involved in the organization of Mountain from June 1987 to August 1988, at which time Mountain opened for business. From August 1972 until February 1987, Mr. Carroll was employed in various management positions with National Bank of Georgia. Prior to leaving National Bank of Georgia, Mr. Carroll was Senior Vice President in charge of Branch Administration.

          MICHAEL J. COLES, age 55, is the co-founder of Great American Cookie Company, Inc., having served from 1977 until December 1996 as Chairman of the Board and Chief Executive Officer. He presently acts as Chairman Emeritus. Mr. Coles serves as Vice Chairman of the Board of Directors of Charter.

          RONALD H. FRANCIS, age 55, has served as President, Chief Executive Officer and a Director of Charter since 1989. He became President and Chief Financial Officer of the Company upon the Company's acquisition of Charter on December 30, 1994. Prior to joining Charter, Mr. Francis served as Vice Chairman and President of the Chattahoochee Bank and as President of Chattahoochee Bancorp. Inc.

          PATRICK H. HICKOK, age 50, was owner, President and Chief Executive Officer of Hickok's Sporting Goods from 1980 to June 1989. From 1991 to October 1998, Mr. Hickok served as Vice President of Hickok's Team Sports in Doraville, Georgia, a division of Dillard's Sports & Marine. In October 1998, Mr. Hickok formed H.A.C., Inc. d/b/a Hickok's Team Sports, where he serves as President. He is also President of Atlanta Embroidery and Twill.

          WALTER J. MCCLOUD, II, age 60, been in the real estate and construction business since 1971. He has been President and owner of Grove, Inc., a real estate development company since 1992. Since 1980, he has been President and owner of Royal Oak Properties, Inc., a real estate investment and construction company. He continues to serve as President of Lynburn Enterprises, Inc., although that company has limited activities.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

     The Company's Board of Directors presently has the following standing committees:

          (A) The Audit Committee, currently comprised of Messrs. Coles, Hickok and McCloud. The Audit Committee, which held one meeting in 1998, is authorized to review and make recommendations to the Board of Directors with respect to the Company's audit procedures and independent auditor's report to management and to recommend to the Board of Directors the appointment of independent auditors for the Company, to review with the independent auditors the scope and results of audits, to monitor the Company's financial policies and control procedures, to monitor the non-audit services provided by the Company's auditors and to review all potential conflicts of interest.

          (B) The Compensation Committee, currently comprised of Messrs. Coles, Hickok and McCloud. The Compensation Committee, which held one meeting in 1998, is authorized to review and make recommendations to the Board of Directors with respect to establishing salaries, bonuses and other compensation for the officers of the Company and its subsidiaries.

          (C) The Stock Option Committee, currently comprised of Messrs. Coles, Hickok and McCloud. The Stock Option Committee, which held one meeting in 1998, is responsible for administering the Company's 1991 Incentive Stock Option Plan.

     The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

     During 1998, the Board of Directors held a total of 12 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the committees on which he served during the term of his service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one report relating to one transaction was inadvertently filed late by Mr. Hickok.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company or one of the Company's subsidiaries to or on behalf of the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company or of the Company's subsidiaries whose cash compensation during fiscal 1998 exceeded $100,000 (the "Named Executive Officers"), for fiscal 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                 COMPENSATION AWARDS
                                                                             ----------------------------
                                                      ANNUAL COMPENSATION    SECURITIES
NAME AND                                              --------------------   UNDERLYING    OTHER ANNUAL
PRINCIPAL POSITION                             YEAR    SALARY      BONUS      OPTIONS     COMPENSATION(1)
------------------                             ----   ---------   --------   ----------   ---------------
J. Randall Carroll...........................  1998   $161,000    $70,000      13,500         $4,722
  Chairman and Chief                           1997    161,000     60,000       7,500          4,560
  Executive Officer                            1996    161,000     50,000      10,000          4,560
Ronald H. Francis............................  1998   $158,400    $58,000      12,500         $4,500
  President and                                1997    158,400     50,000      10,000          4,500
  Chief Financial Officer                      1996    158,400     45,000       9,500          4,500
Philip H. Ekern..............................  1998   $ 87,600    $22,000       2,000         $2,557
  Senior Vice President                        1997     84,900     20,000       1,500          2,487
  Chief Financial Officer                      1996     82,900     13,000       1,200          2,487
  (Charter Bank &
  Trust Co.)
William L. Kane..............................  1998   $108,000    $54,000       3,000         $3,082
  Executive Vice                               1997    106,000     47,500       2,000          3,000
  President (Mountain                          1996    101,000     40,000       2,000          2,850
  National Bank)
Martha Sue Watkins...........................  1998   $ 83,400    $37,000       1,500         $2,493
  Secretary (Merit)                            1997     81,800     32,500       1,000          2,400
  Executive Vice President/                    1996     81,800     22,500       1,000          2,400
  Cashier (Mountain
  National Bank)

---------------

(1) Represents the Company's matching contribution under the Company's 401(k) Plan during the last fiscal year.

EMPLOYMENT AGREEMENTS

     On September 1, 1995, the Company and Mountain National Bank entered into an Employment Agreement with J. Randall Carroll, pursuant to which Mr. Carroll serves as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board, President and Chief Executive Officer of Mountain at an annual salary of $152,000. Adjustments to this annual minimum base salary may be made based upon such factors as the Board of Directors in its sole discretion deems appropriate given Mr. Carroll's performance of his duties and an annual cost of living increase commensurate with those given other key executive officers. Mr. Carroll is entitled to receive standard directors fees. In addition, Mr. Carroll is entitled to receive, at the sole discretion of the outside directors of the Company, an annual performance bonus in the form of cash or stock options or both. Under a prior employment agreement with Mr. Carroll, he was granted 100,000 options at $5.00 per share. Mr. Carroll exercised all of such options in 1998 prior to their schedule expiration. The Employment Agreement also provides for Mr. Carroll to receive group health, hospitalization, disability insurance, club memberships, a monthly automobile allowance and use of a central station security system in his principal residence. The Employment Agreement has a term of three years, with an automatic three year renewal on each succeeding September 1, unless earlier terminated in accordance with the Agreement.

     Mr. Carroll's Employment Agreement contains a non-competition provision, which provides that during the term of the agreement, and, if Mr. Carroll voluntarily resigns or if his employment is terminated for "cause," then for a period of one year thereafter, Mr. Carroll will not, without the prior written consent of the Company and Mountain, serve as an executive officer of any bank, bank holding company or other financial institution in DeKalb or Gwinnett Counties in the State of Georgia. In addition, the agreement provides that following any voluntary resignation or termination, Mr. Carroll will not, without the prior written consent of the Company and Mountain (i) furnish anyone with the name of, or any list or lists of, customers of the Company or any subsidiary bank of the Company or utilize such list for information himself,
(ii) furnish, use or divulge to anyone any information acquired by him from the Company or any subsidiary bank of the Company relating to the Company's or any of its subsidiaries' methods of doing business, (iii) contact directly or indirectly any customer of the Company or any subsidiary bank of the Company with whom he had contact during the term of his employment in regard to offering or providing banking services or related services, (iv) employ any employees of the Company or any subsidiary bank of the Company with whom he had contact during the term of his employment, or directly or indirectly cause such employee to leave the Company or any subsidiary bank of the Company to work for another, or (v) undertake a business opportunity that came to his attention through his employment which he had not previously offered in writing to the Company or Mountain and which the Company or Mountain had not rejected in writing.

     The Employment Agreement provides that the Company and Mountain may terminate Mr. Carroll for "cause," generally defined as such negligence or misconduct as shall constitute a breach of the Employment Agreement, the failure or refusal of Mr. Carroll to comply with provisions of the Employment Agreement, or his being charged with a crime involving moral turpitude.

     The Employment Agreement further provides that in the event of a "change in control" of the Company, Mr. Carroll will be entitled to terminate the Agreement and in such event will be entitled to receive a lump sum cash payment equal to 200% of the minimum annual base salary then in effect, as well as the immediate vesting of all stock options contemplated under a previous employment contract between Mr. Carroll and Mountain. For purposes of the Agreement, a "change in control" is defined as (i) any transaction, whether by merger, consolidation, asset sale or otherwise which results in the acquisition or beneficial ownership by any person or group of 50% or more of the outstanding shares of common stock of the Company, (ii) the sale of all or substantially all of the assets of the Company or (iii) the liquidation of the Company.

     On September 1, 1995, the Company and Charter Bank & Trust Co. entered into an Employment Agreement with Ronald H. Francis, pursuant to which Mr. Francis serves as President of the Company and as President and Chief Executive Officer of Charter at an annual salary of $150,000. In all other material respects, Mr. Francis' Employment Agreement is identical to that of Mr. Carroll (with the exception of the additional options to purchase shares authorized for Mr. Carroll).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In January 1998, the Company implemented a non-tax qualified retirement plan for certain executives ("SERP") to supplement the benefit such executives can receive under the Company's 401(k) Plan. The SERP is funded by separate life insurance policies on 17 executives covered by the plan. The Company paid a one-time premium for such policies. Each covered executive becomes vested in a certain benefit amount each year and is entitled to payment of an annual lifetime benefit upon retirement. In addition, upon the death of a covered executive, the death benefit is divided between the Company and the covered executive's beneficiary. In the case of an executive's involuntary termination of employment for any reason (other than for cause) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable at his or her normal retirement date equal to the full benefit that he would have received had he remained in the employ of the Company and retired at his normal retirement date. In the event of the employee's termination of employment due to disability, the employee may request to receive an immediate disability benefit, in lieu of a retirement benefit, and such benefit will be payable, beginning within 30 days following the executive's request. In the event of the executive's death while employed, the executive's beneficiary will receive a split dollar death benefit in the amount of 80% of the net at risk life insurance portion of the death benefit. In the event of a change of control of the Company, the covered executives become fully vested in any benefits under the SERP. In addition, the plan provides that no change of control of the Company can occur unless the surviving entity expressly acknowledges the obligations under the SERP and agrees to abide by its terms.

     The SERP has 17 participants, including each of the Named Executive Officers. The following sets forth the amounts vested in 1998 and the estimated annual retirement benefit for each of the Named Executive Officers: Mr. Carroll:
$1,865/$77,837; Mr. Francis: $1,239/$68,376; Mr. Ekern: $0/$19,875; Mr. Kane:
$0/$45,580; Mrs. Watkins: $0/$14,298.

INCENTIVE STOCK OPTION PLAN

     On June 20, 1991, the Board of Directors of the Company adopted the 1991 Incentive Stock Option Plan (the "Plan"). Shareholders of the Company approved the Plan at the 1992 Annual Meeting of Shareholders. The Plan originally authorized options for up to 200,000 shares and provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the Plan. The Plan was amended at the 1995 Annual Meeting of Shareholders to increase the number of shares authorized for issuance upon the exercise of options granted under the Plan to 350,000 shares. The option exercise price must be at least 100% of the fair market value of the stock on the date the option is granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of his or her Stock Option Agreement and the Plan. Stock options granted pursuant to the Plan expire no later than ten years from the date on which such option is granted, except in the case of options granted to ten percent (10%) shareholders, which options expire no later than five (5) years from the date on which such option is granted. During the fiscal year ended December 31, 1998, options were granted under the Plan to 41 persons to purchase an aggregate of 49,200 shares of common stock of the Company, each at $18.50 per share. Of the 350,000 shares currently authorized for issuance under the Plan, options to purchase an aggregate of 119,825 are outstanding. During the fiscal year ended December 31, 1998, options to purchase 863 shares expired and, under the provisions of the Plan, such shares are again available for option grants.

     Prior to its acquisition by the Company on December 30, 1994, Charter maintained a stock option plan which reserved 150,000 shares of Charter common stock for issuance pursuant to non-qualified stock options. At the time of the acquisition, options to purchase 67,725 shares were outstanding and pursuant to the terms of the acquisition, became rights to purchase 109,037 shares of Merit common stock (calculated using the agreed upon exchange ratio of 1.61 Merit shares for each Charter share outstanding). As of December 31, 1998, of such shares, options to purchase 91,460 shares were outstanding.

     The following table presents information regarding fiscal 1998 grants of options to purchase shares of the Company's common stock to the Named Executive
Officers:

                          OPTION GRANTS IN FISCAL 1998

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                           NUMBER OF                                                   ANNUAL RATES OF STOCK
                           SECURITIES     % OF TOTAL OPTIONS                                APPRECIATION
                           UNDERLYING         GRANTED TO                                 FOR OPTION TERM(1)
                            OPTIONS          EMPLOYEES IN      EXERCISE   EXPIRATION   ----------------------
NAME                        GRANTED          FISCAL YEAR        PRICE        DATE         5%           10%
----                       ----------     ------------------   --------   ----------   ---------    ---------
J. Randall Carroll.......    13,500(2)           27.4%          $18.50     12/31/08    $176,310     $398,250
Ronald H. Francis........    12,500(2)           25.4            18.50     12/31/08     163,250      368,750
Philip H. Ekern..........     2,000(2)            4.1            18.50     12/31/08      26,120       59,000
William L. Kane..........     3,000(2)            6.1            18.50     12/31/08      39,100       88,500
Martha Sue Watkins.......     1,500(2)            3.0            18.50     12/31/08      19,590       44,250

---------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's common stock appreciates in value from the date of grant at 5% and 10% annual rates prescribed by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciate, if any, of the price of the Company's common stock.
(2) Options granted pursuant to the Company's 1991 Incentive Stock Option Plan vest at 25% per year commencing on the first anniversary of the date of grant.

     The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 1998 and the value of options outstanding for such individuals at December 31, 1998:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING         VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                                     SHARES                        AT FISCAL YEAR END        FISCAL YEAR END
                                   ACQUIRED ON                        EXERCISABLE/            EXERCISABLE/
NAME                                EXERCISE     VALUE REALIZED      UNEXERCISABLE            UNEXERCISABLE
----                               -----------   --------------   --------------------   -----------------------
J. Randall Carroll...............    115,000       $1,828,750             0/13,500          $           0/$0
Ronald H. Francis................      5,905           84,796        40,240/24,750          $459,937/$24,563
Phillip H. Ekern.................         --               --         14,129/3,725          $ 188,435/$2,925
William L. Kane..................     19,200          312,000          7,200/5,500          $  71,234/$5,250
Martha Sue Watkins...............     15,000          243,750          2,250/2,750          $  17,936/$2,625

COMPENSATION OF DIRECTORS

     Directors of the Company receive directors fees of $700 per month.

                              CERTAIN TRANSACTIONS

     The Company's subsidiaries, Mountain National Bank and Charter Bank & Trust Co., have outstanding loans to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Banks and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     In accordance with proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year.

     During 1998, the Compensation Committee of the Company was comprised of Michael J. Coles, Patrick H. Hickok and Walter J. McCloud, II, each a non-employee director of the Company. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Company and its banking subsidiaries. In formulating its compensation policy and decisions, the Compensation Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed annually and, following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility, adjusted accordingly. In order to align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and reviewed by the Compensation Committee. The Compensation Committee may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

     In approving the compensation paid in 1998 to Mr. Carroll, the Company's Chief Executive Officer, the Compensation Committee considered the following factors:

          (i) the reasonableness of Mr. Carroll's salary relative to that of chief executive officers of similarly placed public companies;

          (ii) Mr. Carroll's contribution to the overall financial performance of the Company, and his leadership within the Company and the communities it serves.

     With respect to the other executive officers of the Company and the subsidiary banks, the Compensation Committee considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.

Michael J. Coles             Patrick H. Hickok             Walter J. McCloud, II

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Bank Index, for the approximately three and one-half-year period commencing June 27, 1995 (the date the Company's common stock commenced trading on the Nasdaq National Market) and ending December 31, 1998. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on June 27, 1995. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.

                                                       Merit
               Measurement Period                     Holding         Nasdaq Bank          Nasdaq
             (Fiscal Year Covered)                  Corporation          Index          Market Index
6/27/95                                                100.00            100.00            100.00
12/31/95                                               128.13            123.20            110.52
12/31/96                                               150.52            162.66            137.34
12/31/97                                               247.42            274.79            168.00
12/31/98                                               237.26            269.81            236.95

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as independent accountants of the Company for the fiscal year ended December 31, 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. As a result of entering into a letter of intent to be acquired by Synovus Financial Corp., the Board of Directors has not selected any firm to serve as independent accountants for fiscal 1999, although PricewaterhouseCoopers LLP is expected to provide advice to the Company from time to time on various matters.

             ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1998 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefore to Mrs. Martha Sue Watkins, at the offices of the Company, 5100 LaVista Road, Tucker, Georgia 30085. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders to be considered for inclusion in the proxy materials for next year's annual meeting must be received at the principal executive offices of the Company not later than December 3, 1999, directed to the attention of the Corporate Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. To be eligible for inclusion, any such proposals must comply in all respects with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. For other business to be introduced at the annual meeting in 2000, including proposals not submitted pursuant to Rule 14a-8 for inclusion in management's proxy materials, advance written notice must be received by the Corporate Secretary by February 16, 2000. The advance notice must also be meet the other requirements of the Company's bylaws. A copy of the Company's bylaws may be obtained by writing the Corporate Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By Order of the Board of Directors

                                          J. Randall Carroll
                                          Chairman of the Board
                                          and Chief Executive Officer

Tucker, Georgia
April 2, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           MERIT HOLDING CORPORATION

    The undersigned shareholder(s) of Merit Holding Corporation, a Georgia corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 2, 1999, and hereby appoints Roy L. Simmons, Jr. and Ruth B. McLarty and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Merit Holding Corporation to be held on Tuesday, May 11, 1999 at 10:00 a.m. Eastern Time, at The Ashford Club, 10th Floor, 400 Perimeter Center Terrace, N.E., Atlanta, Georgia 30346, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect five (5) directors for a term of one year and until their successors are elected and qualified:

[ ]  FOR all nominees listed below                          [ ]  WITHHOLD authority                  [ ]  ABSTAIN
     (except as indicated to the contrary below)                 to vote for all nominees

J. Randall Carroll; Michael J. Coles; Ronald H. Francis; Patrick H. Hickok; and
                             Walter J. McCloud, II

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------

(2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof, if the Company did not receive notice of the matter on or prior to February 20, 1999.

                   (Continued and to be signed on other side)

                          (Continued from other side)

    This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the election of the named director nominee and as the proxies deem advisable on such other matters as may come before the meeting.

                                                Dated:

                                               --------------------------------,
                                                1999

                                                --------------------------------
                                                      Name of Shareholder

                                                --------------------------------
                                                        Number of Shares

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                (This Proxy should be marked,
                                                dated, and signed by the
                                                shareholder(s) exactly as his or
                                                her name appears hereon, and
                                                returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary capacity
                                                should so indicate. If shares
                                                are held by joint tenants or as
                                                community property, both should
                                                sign.)

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.